Consent of independent certified public accountants (Henson & Company)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




The Board of Directors
DCC Compact Classics, Inc.

We consent to the incorporation by reference, included herein, of our report dated March 31, 1995, and to the reference to our firm as experts under the heading "Experts".


HENSON & COMPANY                                   By:/s/Elizabeth Henson
PASADENA, CA                                          ------------------------
July 2, 1996                                          Elizabeth R. Henson, CPA